EXHIBIT 99.1

Harpoon Therapeutics Reports First Quarter 2019 Financial Results and Provides Corporate Update

–	Continued enrollment of Phase 1 trial for HPN424, Harpoon’s lead TriTAC product candidate in development for the treatment of prostate cancer
–	Net proceeds of approximately $71 million from completion of initial public offering in February

SOUTH SAN FRANCISCO, Calif., May 9, 2019 - Harpoon Therapeutics, Inc. (Nasdaq: HARP), a clinical-stage immunotherapy company developing a novel class of T cell engagers, today reported financial results for the first quarter ended March 31, 2019 and provided a corporate update.

“Harpoon has continued to progress in 2019, both in the clinic and in its development as a company.  We are pleased to now have two T cell engagers in the clinic, with dosing of the first patient with our second product candidate HPN536 in April. We continue to develop additional candidates, with IND submissions expected this year and next,” said Gerald McMahon, Ph.D., President and Chief Executive Officer of Harpoon Therapeutics. “We believe TriTACs provide unique benefits in the exciting field of T cell engagers and we look forward to achieving a number of development milestones in 2019 across the TriTAC platform, including presentation of a maturing HPN424 dataset by the end of this year at a medical conference.”

First Quarter 2019 Business Highlights and Other Recent Developments

•	In February, Harpoon successfully completed its initial public offering, raising net proceeds of approximately $71 million.

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In March, Harpoon designated its fourth Tri-specific T cell Activating Construct (TriTAC™) in development, HPN328, for the treatment of small cell lung cancer (SCLC). HPN328 targets delta-like 3 (DLL3), a protein highly expressed in a majority of SCLC tumors, but not in normal tissue. This selective expression makes DLL3 an attractive drug target for T cell engagers. Harpoon is currently conducting IND-enabling studies and expects to initiate a Phase 1 clinical trial of HPN328 in 2020.

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In April, Harpoon dosed the first patient with HPN536, a mesothelin-targeting T cell engager, in a Phase 1/2a clinical trial for ovarian and other mesothelin-expressing solid tumors. This represents the second TriTAC that Harpoon has brought into the clinic. The study consists of two phases, an initial dose escalation phase of approximately 20 ovarian cancer patients followed by an expansion phase of up to three additional parallel cohorts of 20 patients each with ovarian, pancreatic and mesothelioma cancer. The study is designed to evaluate the safety, tolerability, pharmacokinetics and activity of HPN536. For additional information about the trial, please visit clinicaltrials.gov using the identifier NCT03872206.

Anticipated Milestones

Harpoon plans to have three TriTAC product candidates in the clinic by the end of 2019, with a fourth expected in 2020. All of Harpoon’s anticipated milestones for 2019 remain on track, as follows:

•	HPN424 – present additional Phase 1 data in the second half of 2019 at a medical conference
•	HPN536 – initiated Phase 1/2a trial in April 2019
•	HPN217 – initiate Phase 1 trial in the second half of 2019
•	HPN328 – initiate Phase 1 trial in 2020

First Quarter Financial Results

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Harpoon Therapeutics ended the first quarter of 2019 with $147.6 million in cash, cash equivalents, and marketable securities compared to $89.5 million as of December 31, 2018. The increase was due to approximately $71 million in net proceeds from Harpoon’s initial public offering, completed in February 2019, partially offset by cash used in operations.

•	Net loss for the first quarter ended March 31, 2019 was $13.6 million compared to $4.9 million for the first quarter ended March 31, 2018.

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Revenue for the first quarter of 2019 was $1.1 million compared to $1.6 million for the first quarter of 2018. The decrease was due to an upfront payment of $0.5 million recognized in the first quarter of 2018 related to our license agreement with Werewolf Therapeutics, Inc. During both periods, revenue primarily consisted of the amortized portion of the deferred $17.0 million upfront payment received in October 2017 under our collaboration agreement with AbbVie.

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Research and development expense for the first quarter of 2019 was $9.4 million compared to $5.5 million for the first quarter of 2018. The increase primarily arose from clinical development expenses and an increase in personnel-related expenses, including conducting preclinical studies, continuation of the first clinical trial for lead product candidate, HPN424, and manufacturing activities for four TriTAC product candidates in various stages of development.

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General and administrative expense for the first quarter of 2019 was $5.8 million compared to $1.0 million for the first quarter of 2018. The increase was primarily due to an increase in legal fees, consulting and accounting services related to our 2018 year-end audit, and an increase in headcount.

About Harpoon Therapeutics

Harpoon Therapeutics is a clinical-stage immunotherapy company developing a novel class of T cell engagers that harness the power of the body’s immune system to treat patients suffering from cancer and other diseases. T cell engagers are engineered proteins that direct a patient’s own T cells to kill target cells that express specific proteins, or antigens, carried by the target cells. Using its proprietary Tri-specific T cell Activating Construct (TriTAC™) platform, Harpoon is developing a pipeline of novel T cell engagers, or TriTACs, initially focused on the treatment of solid tumors and hematologic malignancies. For additional information about Harpoon Therapeutics, please visit www.harpoontx.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “target,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Harpoon Therapeutics’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Harpoon Therapeutics’ clinical development programs, future results or performance to differ significantly from those expressed or implied by the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the timing of IND submissions, the progress, timing, scope and results of clinical trials, the timing of the presentation of data, the association of data with treatment outcomes, the development of product candidates, and the timing and likelihood of development milestones for product candidates. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process, and unexpected litigation or other disputes. Other factors that may cause Harpoon Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Harpoon Therapeutics’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Harpoon Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Harpoon Therapeutics, Inc.

Georgia Erbez

Chief Financial Officer

media@harpoontx.com

Westwicke Partners, LLC

Robert H. Uhl

Managing Director

858-356-5932

robert.uhl@westwicke.com

Harpoon Therapeutics, Inc.

Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue
Collaboration and license revenue	$1,063	$1,563
Total revenue	1,063	1,563
Operating expenses
Research and development	9,382	5,533
General and administrative	5,832	982
Total operating expenses	15,214	6,515
Loss from operations	(14,151)	(4,952)
Interest income	532	73
Other income (expense)	40	(2)
Net loss	(13,579)	(4,881)
Other comprehensive loss:
Net unrealized gain on marketable securities	26	—
Comprehensive loss	$(13,553)	$(4,881)
Net loss per share, basic and diluted	(0.92)	(5.04)
Weighted-average shares used in computing net loss per share, basic and diluted	14,750,260	969,235

Harpoon Therapeutics, Inc.

Selected Balance Sheet Data

(Unaudited)

	As of March 31,
	March 31, 2019	December 31, 2018
	(in thousands)
Assets:
Cash, cash equivalents, and marketable securities	$147,550	$89,493
Total assets	166,932	102,580
Total liabilities	33,338	26,482
Total convertible preferred stock	—	129,577
Total stockholders' equity (deficit)	133,594	(53,479)

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